Exhibit 5.2
Gibson, Dunn & Crutcher LLP

811 Main Street
Houston, TX 77002-6117
Tel: 346.718.6600
www.gibsondunn.com

December 14, 2021

LyondellBasell Industries N.V. 4th Floor, One Vine Street London, W1J0AH The United Kingdom

LYB International Finance B.V. Delftseplein 27E 3013AA Rotterdam The Netherlands

LYB International Finance II B.V. Delftseplein 27E 3013AA Rotterdam The Netherlands

LYB International Finance III, LLC 1221 McKinney Street Houston, Texas, USA 77010
Re:
LyondellBasell Industries N.V.
LYB International Finance B.V.
LYB International Finance II B.V.
LYB International Finance III, LLC
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (“LyondellBasell”), LYB International Finance B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance”), LYB International Finance II B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance II”), and LYB International Finance III, LLC, a Delaware limited liability company (“LYB Finance III” and, collectively with LYB Finance and LYB Finance II, the “Guarantors” and LYB Finance III, collectively with LyondellBasell, LYB Finance, and LYB Finance II, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:
(i)LyondellBasell’s ordinary shares, par value €0.04 per share (“Ordinary Shares”);
(ii)LyondellBasell’s unsecured debt securities, which may be either senior debt securities (“LyondellBasell Senior Debt Securities”), senior subordinated debt securities (“LyondellBasell Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “LyondellBasell Junior Subordinated Debt Securities” and, collectively with the LyondellBasell Senior Debt Securities and the LyondellBasell Senior Subordinated Debt Securities, the “LyondellBasell Debt Securities”);

December 14, 2021 Page 2

(iii)LYB Finance’s unsecured debt securities, which may be either senior debt securities (“LYB Finance Senior Debt Securities”), senior subordinated debt securities (“LYB Finance Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “LYB Finance Junior Subordinated Debt Securities” and, collectively with the LYB Finance Senior Debt Securities and the LYB Finance Senior Subordinated Debt Securities, the “LYB Finance Debt Securities”);
(iv)LYB Finance II’s unsecured debt securities, which may be either senior debt securities (“LYB Finance II Senior Debt Securities”), senior subordinated debt securities (“LYB Finance II Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “LYB Finance II Junior Subordinated Debt Securities” and, collectively with the LYB Finance II Senior Debt Securities and the LYB Finance II Senior Subordinated Debt Securities, the “LYB Finance II Debt Securities”);
(v)LYB Finance III’s unsecured debt securities, which may be either senior debt securities (“LYB Finance III Senior Debt Securities”), senior subordinated debt securities (“LYB Finance III Senior Subordinated Debt Securities”) or junior subordinated debt securities (the “LYB Finance III Junior Subordinated Debt Securities” and, collectively with the LYB Finance III Senior Debt Securities and the LYB Finance III Senior Subordinated Debt Securities, the “LYB Finance III Debt Securities,” and the LYB Finance III Debt Securities, collectively with the LyondellBasell Debt Securities, the LYB Finance Debt Securities and the LYB Finance II Debt Securities, the “Debt Securities”);
(vi)guarantees of the LyondellBasell Debt Securities by LYB Finance (the “LYB Finance Guarantees”);
(vii)guarantees of the LyondellBasell Debt Securities by LYB Finance II (the “LYB Finance II Guarantees”);
(viii)guarantees of the LyondellBasell Debt Securities by LYB Finance III (the “LYB Finance III Guarantees” and, collectively with the LYB Finance Guarantees and the LYB Finance II Guarantees, the “LyondellBasell Debt Securities Guarantees”);
(ix)guarantees of the LYB Finance Debt Securities by LyondellBasell (the “LYB Finance Debt Securities Guarantees”);
(x)guarantees of the LYB Finance II Debt Securities by LyondellBasell (the “LYB Finance II Debt Securities Guarantees”);
(xi)guarantees of the LYB Finance III Debt Securities by LyondellBasell (the “LYB Finance III Debt Securities Guarantees” and, collectively with the LYB Finance Debt Securities Guarantees and the LYB Finance II Debt Securities Guarantees, the “LyondellBasell Guarantees” and, the LyondellBasell Guarantees, together with the LyondellBasell Debt Securities Guarantees, the “Debt Securities Guarantees”);
(xii)warrants for the purchase of Ordinary Shares, LyondellBasell Debt Securities or other securities to be issued and sold by LyondellBasell (the “Warrants”); and
(xiii)units of the Companies comprised of any combination of the Ordinary Shares, any of the Debt Securities, any of the Debt Securities Guarantees or the Warrants (the “Units”).

December 14, 2021 Page 3

The Ordinary Shares, the Debt Securities, the Debt Securities Guarantees, the Warrants, and the Units are collectively referred to herein as the “Securities.” The LyondellBasell Debt Securities are to be issued under an indenture dated as of March 5, 2015, entered into among LyondellBasell, as issuer, and Wells Fargo Bank, N.A., as trustee (the “LyondellBasell Base Indenture”). The LYB Finance Debt Securities are to be issued under an indenture dated as of July 16, 2013, entered into among LYB Finance, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee (the “LYB Finance Base Indenture”). The LYB Finance II Debt Securities are to be issued under an indenture dated as of March 2, 2016, entered into among LYB Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “LYB Finance II Base Indenture”). The LYB Finance III Debt Securities are to be issued under an indenture dated as of October 10, 2019, entered into among LYB Finance III, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, N.A., as trustee (the “LYB Finance III Base Indenture” and, collectively with the LyondellBasell Base Indenture, the LYB Finance Base Indenture, and the LYB Finance II Base Indenture, the “Base Indentures”).
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indentures, forms of the Debt Securities and the Debt Securities Guarantees and such other documents, corporate records, certificates of officers of the Companies and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Companies and others.
We are not admitted or qualified to practice law in The Netherlands. Therefore, we have relied upon the opinion of De Brauw Blackstone Westbroek N.V., filed as Exhibit 5.1 to the Registration Statement, with respect to matters governed by the laws of The Netherlands.
We have assumed without independent investigation that:
(i)at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;
(ii)at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;
(iii)all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;
(iv)at the Relevant Time, all corporate or other action required to be taken by the Companies to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Ordinary Shares for issuance upon exercise, conversion or exchange of any Securities for Ordinary Shares, and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 4 below) shall have been duly completed and shall remain in full force and effect;
(v)at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of each of the Companies and duly executed and delivered by each of the Companies and the other parties thereto.

December 14, 2021 Page 4

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.With respect to the LyondellBasell Debt Securities and related LyondellBasell Debt Securities Guarantees, when:
a.the terms and conditions of such LyondellBasell Debt Securities and related LyondellBasell Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the LyondellBasell Base Indenture,
b.any such supplemental indenture has been duly executed and delivered by LyondellBasell, the relevant Guarantors and the relevant trustee (together with the LyondellBasell Base Indenture, the “LyondellBasell Indenture”), and
c.such LyondellBasell Debt Securities have been executed (in the case of certificated LyondellBasell Debt Securities), delivered and authenticated in accordance with the terms of the LyondellBasell Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such LyondellBasell Debt Securities will be legal, valid and binding obligations of LyondellBasell, enforceable against LyondellBasell in accordance with their respective terms, and the applicable LyondellBasell Debt Securities Guarantees will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.
2.With respect to any LYB Finance Debt Securities and related LYB Finance Debt Securities Guarantees, when:
a.the terms and conditions of such LYB Finance Debt Securities and LYB Finance Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the LYB Finance Base Indenture,
b.any such supplemental indenture has been duly executed and delivered by LYB Finance, LyondellBasell and the relevant trustee (together with the LYB Finance Base Indenture, the “LYB Finance Indenture”), and
c.such LYB Finance Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the LYB Finance Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such LYB Finance Debt Securities will be legal, valid and binding obligations of the LYB Finance, enforceable against LYB Finance in accordance with their respective terms, and the LYB Finance Debt Securities Guarantees will be legal, valid and binding obligations of LyondellBasell, enforceable against LyondellBasell in accordance with their respective terms.
3.With respect to the LYB Finance II Debt Securities and related LYB Finance II Debt Securities Guarantees, when:
a.the terms and conditions of such LYB Finance II Debt Securities and LYB Finance II Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the LYB Finance II Base Indenture,

December 14, 2021 Page 5

b.any such supplemental indenture has been duly executed and delivered by LYB Finance II, LyondellBasell and the relevant trustee (together with the LYB Finance II Base Indenture, the “LYB Finance II Indenture”), and
c.such LYB Finance II Debt Securities have been executed (in the case of certificated LYB Finance II Debt Securities), delivered and authenticated in accordance with the terms of the LYB Finance II Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such LYB Finance II Debt Securities will be legal, valid and binding obligations of LYB Finance II, enforceable against LYB Finance II in accordance with their respective terms, and the LYB Finance II Debt Securities Guarantees will be legal, valid and binding obligations of LyondellBasell, enforceable against LyondellBasell in accordance with their respective terms.
4.With respect to LYB Finance III Debt Securities and related LYB Finance III Debt Securities Guarantees, when:
a.the terms and conditions of such LYB Finance III Debt Securities and LYB Finance III Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the LYB Finance III Base Indenture,
b.any such supplemental indenture has been duly executed and delivered by LYB Finance III, LyondellBasell and the relevant trustee (together with the LYB Finance III Base Indenture, the “LYB Finance III Indenture” and, collectively with the LyondellBasell Indenture, the LYB Finance III Indenture and the LYB Finance III Indenture, the “Indentures”), and
c.such LYB Finance III Debt Securities have been executed (in the case of certificated LYB Finance III Debt Securities), delivered and authenticated in accordance with the terms of the LYB Finance III Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such LYB Finance III Debt Securities will be legal, valid and binding obligations of LYB Finance III, enforceable against LYB Finance III in accordance with their respective terms, and the LYB Finance III Debt Securities Guarantees will be legal, valid and binding obligations of LyondellBasell, enforceable against LyondellBasell in accordance with their respective terms.
The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:
A.We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1 and 4 above, the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 4 above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, for purpose of LYB Finance III, to the limited extent set forth above, the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

December 14, 2021 Page 6

B.The opinions in paragraphs 1 through 4 above with respect to the Indentures and the Debt Securities and the related Debt Securities Guarantees (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
C.We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.
D.To the extent relevant to our opinions in paragraphs 1 through 4 above, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.
You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Gibson, Dunn & Crutcher, LLP